Exhibit 99.1

RRD RESPONDS TO RECENT SCHEDULE 13D FILING BY CHATHAM

Chicago, August 2, 2021 – R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”) today issued the following statement regarding the Schedule 13D filed on July 28, 2021 by Chatham Asset Management, LLC (“Chatham”) with the Securities and Exchange Commission disclosing, among other things, its current holdings of common shares and debt of RRD.

RRD is open to constructive input from any of its stockholders and has been engaged in frequent dialogue with Chatham for more than two years. In addition, the Company’s Board of Directors (the “Board”) and management continue to work extensively with external advisors to review strategic opportunities, including monetizing assets to unlock the intrinsic value of RRD. Since July 31, 2020, RRD has successfully executed the following transactions to accelerate its debt and leverage reduction:

•	In November 2020, RRD completed the sales of its two remaining Logistics businesses for $238 million with the assistance of an external advisor.

•	In December 2020, RRD generated $96 million in proceeds from liquidating certain insurance policies.

•	RRD completed nine real estate sales yielding proceeds of $22 million.

In addition, RRD continues to make strategic investments to drive profitable growth through a disciplined approach to capital allocation. Recently, the Company invested to increase production capacity in its core growth businesses, including labels and packaging, where RRD has delivered sales growth in each of the last four quarters.

RRD has extended several of its debt maturities which the Company believes has contributed to the generation of stockholder value. Recent transactions include the following:

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In April and May 2020, RRD issued $450 million of senior secured notes due in 2026 and used the proceeds primarily to repay principal outstanding under its term loan and to reduce the outstanding balance under its credit facility.

•	In April 2021, RRD extended the maturity date under its credit facility from September 2022 to April 2026.

RRD believes its strategic actions to monetize assets, invest in the Company’s business to drive organic growth, reduce its cost structure and improve its balance sheet have produced significant stockholder value as evidenced by the increase in the Company’s stock price. The Company’s stock price has risen from $1.13 on July 31, 2020 to $6.12 on July 30, 2021, an increase of 442%. Our stock price percentage increase during this period was greater than 2,963 of the companies included in the Russell 3000 index where the average return for the year was 37%. The Board and the Company’s management remain committed to taking actions to increase stockholder value while executing RRD’s strategy to strengthen the Company’s position as a leading global provider of multichannel business and marketing communications.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With 30,000 clients and 33,000 employees across 28 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

Use of forward-looking statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RRD’s filings with the SEC. RRD disclaims any obligation to update or revise any forward-looking statements.

Investor Contact

Johan Nystedt, Senior Vice President, Finance

Telephone: 630-322-7111

E-mail: investor.info@rrd.com